SPLIT DOLLAR LIFE INSURANCE AGREEMENT

     THIS AGREEMENT is made as of December 1, 1998, between KinderCare Learning Centers, Inc., a Delaware corporation (the "Corporation"), and
_______________________ (the "Owner").

                                    Recitals:

     A. The Owner is a valued employee of the Corporation.

     B. The Owner owns the life insurance policy (the "Policy") on the life of the Owner, as shown on Exhibit A attached hereto. The insurance company issuing the Policy is called the "Insurer."

     C. The Corporation wishes the Owner to continue his/her employment with the Corporation and, as an inducement thereto, the Corporation is willing to assist the Owner in the payment of premiums for the Policy as provided in this Agreement.

     D. The parties intend that this Agreement constitute a plan of split dollar life insurance under Revenue Ruling 64-328, 1964-2 C.B. 11, and Revenue Ruling 66-110, 1966-1 C.B. 12.

     THEREFORE, for value received, the parties agree:

     1. Premium Payments. Until this Agreement is terminated, the Corporation and the Owner shall make payments as provided in this section.

          1.1. The Corporation shall timely pay all premiums on the Policy.

          1.2. For purposes of this Agreement, the "Corporation's Interest" in the Policy is an amount equal to the total premiums paid by the Corporation on the Policy from the date of this Agreement to the date as of which the Corporation's Interest is being determined, reduced by any prior payments to the Corporation in reduction of its Interest in the Policy.

     2. Ownership of the Policy. The Owner is the owner of the Policy. The Owner agrees not to exercise his/her ownership rights in the Policy in any way that would prevent the Corporation from recovering its Interest in the Policy in accordance with this Agreement.

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                                           Split Dollar Life Insurance Agreement
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     3. Corporation's Rights.

          3.1. In consideration of the Corporation's payment of premiums as provided in Section 1, and as collateral security for the payment of the Corporation's Interest, the Owner hereby collaterally assigns to the Corporation the following rights in the Policy:

               (a) The right to receive, upon the partial or total surrender of the Policy by the Owner, the cash surrender proceeds up to the amount of the Corporation's Interest in the Policy; and

               (b) The right to receive, upon the death of the Owner, the net proceeds of the Policy up to the amount of the Corporation's Interest in the Policy.

          3.2. To evidence the assignment of rights in the Policy by the Owner to the Corporation, the Corporation and the Owner shall execute and file with the Insurer a Collateral Assignment of Policy, which shall be in the form of Exhibit B attached to this Agreement or in such other form as may be acceptable to the parties and the Insurer. As between the Owner and the Corporation, this Agreement shall take precedence over any provision of the Collateral Assignment in the case of a conflict between the terms of this Agreement and the Collateral Assignment. Upon full payment to the Corporation of the amount of its Interest in the Policy, the Corporation shall release the collateral assignment of the Policy.

          3.3. The parties agree that benefits under the Policy may be paid by the Insurer either by separate checks to the Corporation and Owner, or by a joint check. In the latter instance, the Owner and the Corporation agree that the benefits shall be divided as provided in this Agreement.

     4. Termination of this Agreement.

          4.1. Events of Termination. This Agreement shall terminate upon the happening of any of the following events:


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                                           Split Dollar Life Insurance Agreement
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               (a) Full payment by the Owner to the Corporation of the
Corporation's Interest in the Policy;

               (b) Termination of the Owner's employment with the Corporation for any reason;

               (c) Surrender, lapse, or other termination of the Policy by the Owner;

               (d) Written notice of termination either from the Owner to the Corporation or from the Corporation to the Owner; or

               (e) Death of the Owner.

          4.2. Rights Upon Termination. Upon termination of this Agreement:

               (a) The obligation of the Corporation to pay premiums on the Policy shall cease; and

               (b) If the Agreement is terminated under paragraph (e) of section 4.1, the Corporation shall be entitled to receive an amount equal to the Corporation's Interest in the Policy.

               (c) If the Agreement is terminated under paragraph (b), (c) or
(d) of section 4.1, the Owner shall, within 60 days after the date of termination, pay to the Corporation an amount equal to the Corporation's Interest in the Policy. If full payment of this amount is not received by the Corporation within that 60 day period, then the Owner shall immediately transfer complete ownership of the Policy to the Corporation.

     5. The Insurer. The Insurer shall be bound only by the provisions of the Policy and the Collateral Assignment. Any payments made or actions taken by the Insurer in accordance with the Policy shall fully discharge the Insurer from liability. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement.

     6. ERISA Provisions. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:


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                                           Split Dollar Life Insurance Agreement
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          6.1. Named Fiduciary. The "named fiduciary" and "plan administrator"
is the Corporation.

          6.2. Funding Policy. The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurer when due.

          6.3. Basis of Payment of Benefits. Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

          6.4. Claims Procedure.

               (a) Claim. A person who believes that he or she is being denied a claim for benefits to which he or she is entitled under this Agreement (a "Claimant") may file a written request for such benefit with the Corporation, setting forth the claim. The request must be addressed to the "Vice President of Human Resources" of the Corporation at the Corporation's then principal place of business.

               (b) Decision on a Claim. If a claim is denied, the Corporation shall deliver a written explanation to the Claimant, setting forth: (1) the specific reason or reasons for the denial; (2) references to the pertinent provisions of this Agreement on which the denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why that material or information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limit for requesting a review of the claim under section 6.4(c). The written explanation shall be delivered to the Claimant within 90 days after receipt of the claim by the Corporation.

               (c) Review of a Denied Claim. A Claimant shall have 60 days following receipt of the denial of a claim to request a review of the denial. A request for review shall be in writing and addressed to the Vice President of Human Resources at the Corporation's then principal place of business. The Claimant may submit pertinent documents and written issues and comments. The Vice President of Human Resources shall review the denial of the claim, and shall furnish the Claimant with a decision on review within 60 days after receipt of the Claimant's request for review. The decision on review shall be in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent provisions of this Agreement on which the decision is based. If the written decision on review is not furnished to the Claimant within the 60 day period, the claim shall be deemed denied on review.


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                                           Split Dollar Life Insurance Agreement
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     7. Assignment. Either party may assign all or any of its rights in the
Policy and this Agreement, without the consent of the other party. If a party assigns all of its rights and obligations under this Agreement in accordance with this section, then the assignee shall be substituted for the assignor as a party under this Agreement.

     8. Amendment. This Agreement may be amended by, but only by, a written instrument signed by each of the parties.

     9. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and the Owner and their respective successors and permitted assigns.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

     IN WITNESS WHEREOF, the parties have signed this Agreement effective on the date first above written.


                                       KinderCare Learning Centers, Inc., a
                                       Delaware corporation


                                       By: _____________________________________

                                       Print
                                       Name: ___________________________________

                                       Title: __________________________________




                                       _________________________________________
                                       Name


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                                           Split Dollar Life Insurance Agreement
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                                    EXHIBIT A

                      Description of Life Insurance Policy


--------------------------------------------------------------------------------
Insurer                          Policy Number                      Face Amount
--------------------------------------------------------------------------------
Security Life of Denver
--------------------------------------------------------------------------------


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                                           Split Dollar Life Insurance Agreement
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                                    EXHIBIT B

                          Form of Collateral Assignment


                              COLLATERAL ASSIGNMENT


     THIS ASSIGNMENT is made on December __, 1998, by __________, as Assignor, to KinderCare Learning Centers, Inc., a Delaware corporation, as Assignee.

     FOR VALUE RECEIVED, the Assignor hereby collaterally assigns to Assignee, its successors and assigns, the following specific rights in and to life insurance policy number ___________ (the "Policy") issued by Security Life of Denver (the "Insurer") in the face amount of ________ on the life of _________________ (the "Insured"):

     1. This Assignment is made, and the Policy shall be held, as collateral security for all obligations of the Assignor to Assignee pursuant to that certain Split Dollar Life Insurance Agreement, dated December 1, 1998, between Assignor and Assignee with respect to the Policy (the "Agreement"). This Assignment is subject to all of the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

     2. The Assignee shall have the following rights in and to the Policy:

          (a) The right to receive, upon the surrender of the Policy by the Assignor, the cash surrender proceeds up to the amount of the Assignee's "Interest in the Policy" (as defined in the Agreement); and

          (b) The right to receive, upon the death of the Insured, the net proceeds of the Policy up to the amount of the Assignee's Interest in the Policy.

     3. Except as specifically granted in this Collateral Assignment, the Assignor shall retain all incidents of ownership in the Policy, subject to the terms of the Agreement.

     4. The Assignee shall, upon request of the Assignor, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Assignor.

     5. The Insurer shall be bound only by the provisions of, and endorsements to, the Policy. The Insurer is not a party to the Agreement, and


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                                           Split Dollar Life Insurance Agreement
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shall not be bound by or deemed to have notice of the provisions of the
Agreement, and the Agreement is not incorporated into this Collateral
Assignment. Any payments made or actions taken by the Insurer in accordance with the Policy shall fully discharge the Insurer from all liability. The Insurer is hereby authorized to recognize the Assignee's claim to rights hereunder without investigating the reason for any action taken by the Assignee, the validity or amount of any of the liabilities of the Assignor to the Assignee under the Agreement, the existence of any default under the Agreement, the giving of any notice, or the application to be made by the Assignee of any proceeds paid by the Insurer to the Assignee pursuant to this Collateral Assignment, and the sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby, and the receipt of the Assignee for any sums received by it shall be a full discharge and release therefor to the Insurer.

     IN WITNESS WHEREOF, the Assignor and Assignee have signed this Collateral Assignment on the date first written above.

                                       "ASSIGNOR"



                                       _________________________________________


                                       "ASSIGNEE"

                                       KinderCare Learning Centers, Inc.,
                                       a Delaware corporation



                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________